Exhibit 99.1

Equity Bancshares, Inc.

PRESS RELEASE – 10/18/2022

Equity Bancshares, Inc. Reports Third Quarter Results, Continued Organic Growth

Company saw 3.5% linked quarter revenue growth led by expanding Net Interest Margin, with a 19.7% reduction in total nonperforming assets

WICHITA, Kansas, October 18, 2022 (GLOBE NEWSWIRE) – Equity Bancshares, Inc. (NASDAQ: EQBK), (“Equity”, “the Company”, “we,” “us,” “our”), the Wichita-based holding company of Equity Bank, reported net income of $15.2 million and $0.93 earnings per diluted share for the quarter ended September 30, 2022.

"In 2022, our Company has realized meaningful, organic growth while emphasizing return to our stockholders via earnings, share buybacks, and an increasing dividend. Annualized growth within our commercial and commercial real estate loan portfolios of 17.13% is a credit to our sales and operational teams,” said Brad S. Elliott, Chairman and CEO, Equity Bancshares, Inc. “We have been diligent in enhancing our sales process, expanding our marketing geography, and hiring exceptional operators which has and will continue to drive our Company’s success.”

“At the end of the quarter, our classified asset ratio is down more than 50% year-to-date and at an all-time low for our Company,” continued Mr. Elliott. “The committed efforts of our sales and credit teams to source and underwrite strong credits while meeting the financing needs of the communities we serve allows our Company to hold true to its mission as a community bank.”

Notable Items:

•
During the third quarter, the Company realized continued loan growth excluding the impact of PPP assets and sold branches bringing annualized loan growth year-to-date to 7.01%.
•
During the quarter, the Company realized linked period Net Interest Margin growth of 23 basis points, and Net Interest Income growth of $2.38 million.
•
The Company continued to emphasize investor returns through repurchase of 126,900 shares during the quarter, at an average price of $32.51, as well as the expansion of our quarterly dividend program to $0.10 per share. Also during the quarter, the Company’s Board authorized the repurchase of up to 1 million shares and the Company received non-objection from the Federal Reserve Bank of Kansas City related to the repurchase plan.

Financial Results for the Quarter Ended September 30, 2022

Net income allocable to common stockholders was $15.2 million, or $0.93 per diluted share, for the three months ended September 30, 2022, as compared to $15.3 million, or $0.94 per diluted share, for the three months ended June 30, 2022. The decrease for the second quarter of 2022 is primarily driven by income taxes as a true-up of rate was experienced in the second quarter that, as expected, did not repeat. Pre-tax income increased $1.9 million as the Company's net interest income benefitted from increasing interest rates.

Net Interest Income

Net interest income was $41.9 million for the three months ended September 30, 2022, as compared to $39.6 million for the three months ended June 30, 2022, an increase of $2.4 million, or 6.1%. The yield on interest-earning assets increased 44 basis points to 4.18% during the quarter ended September 30, 2022, as compared to 3.74% for the quarter ended June 30, 2022. The cost of interest-bearing deposits increased by 29 basis points during the quarter, moving from 0.28% at June 30, 2022 to 0.57% at September 30, 2022.

Equity Bancshares, Inc.

PRESS RELEASE – 10/18/2022

Provision for Credit Losses

During the three months ended September 30, 2022, there was a net release of $136 thousand compared to a provision to the allowance for credit losses of $824 thousand in the previous quarter. The minimal release of provision for the quarter is the result of having a relatively similar sized loan portfolio and similar realized loss rates; however, the Company continues to estimate the allowance for credit loss with assumptions that anticipate slowing prepayments rates and continued market disruption caused by elevated inflation, supply chain issues and the impact of monetary policy on consumers and businesses. For the three months ended September 30, 2022, we had net charge-offs of $1.6 million as compared to $176 thousand for the three months ended June 30, 2022.

Non-Interest Income

Total non-interest income was $9.0 million for the three months ended September 30, 2022, as compared to $9.6 million for the three months ended June 30, 2022, or a decrease of 6.9%, quarter over quarter. The $600 thousand decrease was primarily due to a decrease in net gain on acquisition and branch sales of $540 thousand.

Non-Interest Expense

Total non-interest expense for the quarter ended September 30, 2022, was $32.2 million as compared to $31.4 million for the quarter ended June 30, 2022. The $800 thousand change was primarily due to an increase in data processing of $496 thousand and an increase in the write-off of tax investments of $423 thousand for the quarter ended September 30, 2022, compared to the quarter ended June 30, 2022.

Asset Quality

As of September 30, 2022, Equity’s allowance for credit losses to total loans decreased to 1.4% as compared to 1.5% at June 30, 2022. Nonperforming assets were $29.7 million as of September, 2022, or 0.6% of total assets, compared to $37.0 million at June 30, 2022, or 0.7% of total assets. Non-accrual loans were $23.1 million at September 30, 2022, as compared to $18.9 million at June 30, 2022. Total classified assets, including loans rated special mention or worse, other real estate owned and other repossessed assets were $63.1 million, or 11.0% of regulatory capital, down from $72.1 million, or 13.1% of regulatory capital as of June 30, 2022.

During the quarter ended September 30, 2022, non-performing assets decreased $7.3 million due to decreases in other repossessed assets of $8.7 million and other real estate owned of $2.5 million, partially offset by increases in non-accrual loans of $4.3 million.

Regulatory Capital

The Company’s ratio of common equity tier 1 capital to risk-weighted assets was 12.1%, the total capital to risk-weighted assets was 16.0% and the total leverage ratio was 9.7% at September 30, 2022. At June 30, 2022, the Company’s common equity tier 1 capital to risk-weighted assets ratio was 12.1%, the total capital to risk-weighted assets ratio was 16.0% and the total leverage ratio was 9.1%.

The Company’s subsidiary, Equity Bank, had a ratio of common equity tier 1 capital to risk-weighted assets of 14.1%, a ratio of total capital to risk-weighted assets of 15.4% and a total leverage ratio of 10.5% at September 30, 2022. At June 30, 2022, Equity Bank’s ratio of common equity tier 1 capital to risk-weighted assets was 13.9%, the ratio of total capital to risk-weighted assets was 15.1% and the total leverage ratio was 9.9%.

Equity Bancshares, Inc.

PRESS RELEASE – 10/18/2022

Non-GAAP Financial Measures

In addition to evaluating the Company’s results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures that are intended to provide the reader with additional perspectives on operating results, financial condition and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

The efficiency ratio is a common comparable metric used by banks to understand the expense structure relative to total revenue. In other words, for every dollar of total revenue recognized, how much of that dollar is expended. To improve the comparability of the ratio to our peers, non-core items are excluded. To improve transparency and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Return on average assets before income tax provision and provision for loan losses is a measure that the Company uses to understand fundamental operating performance before these expenses. Used as a ratio relative to average assets, we believe it demonstrates “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base. Used as a ratio relative to average equity, it can function as an alternative measure of the Company’s earnings performance in relationship to its equity.

Tangible common equity and related measures are non-GAAP financial measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These financial measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP financial measures is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their non-GAAP financial measures and supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included in Table 6 in the following press release tables.

Conference Call and Webcast

Equity’s Chairman and Chief Executive Officer, Brad Elliott, and Chief Financial Officer, Eric Newell, will hold a conference call and webcast to discuss third quarter results on Wednesday, October 19, 2022 at 10 a.m. eastern time or 9 a.m. central time.

A live webcast of the call will be available on the Company’s website at investor.equitybank.com. To access the call by phone, please go to this registration link, and you will be provided with dial in details. Investors, news media, and other participants are encouraged to dial into the conference call ten minutes ahead of the scheduled start time.

A replay of the call and webcast will be available two hours following the close of the call until October 26, 2022, accessible at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.” Learn more at www.equitybank.com.

Equity Bancshares, Inc.

PRESS RELEASE – 10/18/2022

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include COVID-19 related impacts; competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2022, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties arise from time to time, such as COVID-19, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Chris Navratil

SVP, Finance

Equity Bancshares, Inc.

(316) 612-6014

cnavratil@equitybank.com

Equity Bancshares, Inc.

PRESS RELEASE – 10/18/2022

Media Contact:

John J. Hanley

SVP, Senior Director of Marketing

Equity Bancshares, Inc.

(913) 583-8004

jhanley@equitybank.com

Unaudited Financial Tables

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Table 1. Consolidated Statements of Income
•
Table 2. Quarterly Consolidated Statements of Income
•
Table 3. Consolidated Balance Sheets
•
Table 4. Selected Financial Highlights
•
Table 5. Year-To-Date Net Interest Income Analysis
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Table 6. Quarter-To-Date Net Interest Income Analysis
•
Table 7. Quarter-Over-Quarter Net Interest Income Analysis
•
Table 8. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE – 10/18/2022

TABLE 1. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Interest and dividend income
Loans, including fees	$41,555	$37,581	$114,710	$102,392
Securities, taxable	5,792	3,920	16,767	11,242
Securities, nontaxable	687	655	2,020	2,096
Federal funds sold and other	514	290	1,327	846
Total interest and dividend income	48,548	42,446	134,824	116,576
Interest expense
Deposits	4,403	1,881	8,308	6,316
Federal funds purchased and retail repurchase agreements	71	24	150	72
Federal Home Loan Bank advances	409	10	594	155
Subordinated debt	1,721	1,556	4,973	4,669
Total interest expense	6,604	3,471	14,025	11,212

Net interest income	41,944	38,975	120,799	105,364
Provision (reversal) for credit losses	(136)	1,058	276	(6,355)
Net interest income after provision (reversal) for credit losses	42,080	37,917	120,523	111,719
Non-interest income
Service charges and fees	2,788	2,360	7,927	6,125
Debit card income	2,682	2,574	8,120	7,603
Mortgage banking	310	801	1,300	2,584
Increase in value of bank-owned life insurance	754	1,169	2,355	2,446
Net gain on acquisition and branch sales	—	—	540	585
Net gains (losses) from securities transactions	(17)	381	(9)	398
Other	2,452	546	7,395	3,902
Total non-interest income	8,969	7,831	27,628	23,643
Non-interest expense
Salaries and employee benefits	15,442	13,588	45,893	39,079
Net occupancy and equipment	3,127	2,475	9,304	7,170
Data processing	4,138	3,257	11,549	9,394
Professional fees	1,265	1,076	3,547	3,148
Advertising and business development	1,191	760	3,139	2,241
Telecommunications	487	439	1,399	1,531
FDIC insurance	340	465	780	1,305
Courier and postage	436	344	1,348	1,040
Free nationwide ATM cost	551	519	1,593	1,504
Amortization of core deposit intangibles	957	1,030	3,118	3,094
Loan expense	174	207	566	626
Other real estate owned	188	(342)	201	(805)
Loss on debt extinguishment	—	372	—	372
Merger expenses	115	4,015	526	4,627
Other	3,825	2,484	10,168	7,050
Total non-interest expense	32,236	30,689	93,131	81,376
Income (loss) before income tax	18,813	15,059	55,020	53,986
Provision for income taxes	3,642	3,286	8,940	11,972
Net income (loss) and net income (loss) allocable to common stockholders	$15,171	$11,773	$46,080	$42,014
Basic earnings (loss) per share	$0.94	$0.82	$2.83	$2.92
Diluted earnings (loss) per share	$0.93	$0.80	$2.79	$2.86
Weighted average common shares	16,056,658	14,384,302	16,303,586	14,397,146
Weighted average diluted common shares	16,273,231	14,669,312	16,516,787	14,688,092

Equity Bancshares, Inc.

PRESS RELEASE – 10/18/2022

TABLE 2. QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Interest and dividend income
Loans, including fees	$41,555	$36,849	$36,306	$34,942	$37,581
Securities, taxable	5,792	5,584	5,391	4,754	3,920
Securities, nontaxable	687	678	655	747	655
Federal funds sold and other	514	513	300	349	290
Total interest and dividend income	48,548	43,624	42,652	40,792	42,446
Interest expense
Deposits	4,403	2,183	1,722	1,939	1,881
Federal funds purchased and retail repurchase agreements	71	46	33	32	24
Federal Home Loan Bank advances	409	176	9	14	10
Subordinated debt	1,721	1,653	1,599	1,592	1,556
Total interest expense	6,604	4,058	3,363	3,577	3,471

Net interest income	41,944	39,566	39,289	37,215	38,975
Provision (reversal) for credit losses	(136)	824	(412)	(2,125)	1,058
Net interest income after provision (reversal) for credit losses	42,080	38,742	39,701	39,340	37,917
Non-interest income
Service charges and fees	2,788	2,617	2,522	2,471	2,360
Debit card income	2,682	2,810	2,628	2,633	2,574
Mortgage banking	310	428	562	722	801
Increase in value of bank-owned life insurance	754	736	865	1,060	1,169
Net gain on acquisition and branch sales	—	540	—	—	—
Net gains (losses) from securities transactions	(17)	(32)	40	8	381
Other	2,452	2,538	2,405	2,305	546
Total non-interest income	8,969	9,637	9,022	9,199	7,831
Non-interest expense
Salaries and employee benefits	15,442	15,383	15,068	15,119	13,588
Net occupancy and equipment	3,127	3,007	3,170	2,967	2,475
Data processing	4,138	3,642	3,769	3,867	3,257
Professional fees	1,265	1,111	1,171	1,565	1,076
Advertising and business development	1,191	972	976	1,129	760
Telecommunications	487	442	470	435	439
FDIC insurance	340	260	180	360	465
Courier and postage	436	489	423	389	344
Free nationwide ATM cost	551	541	501	515	519
Amortization of core deposit intangibles	957	1,111	1,050	1,080	1,030
Loan expense	174	207	185	308	207
Other real estate owned	188	14	(1)	617	(342)
Loss on debt extinguishment	—	—	—	—	372
Merger expenses	115	88	323	4,562	4,015
Other	3,825	4,169	2,174	5,176	2,484
Total non-interest expense	32,236	31,436	29,459	38,089	30,689
Income (loss) before income tax	18,813	16,943	19,264	10,450	15,059
Provision for income taxes (benefit)	3,642	1,684	3,614	(16)	3,286
Net income (loss) and net income (loss) allocable to common stockholders	$15,171	$15,259	$15,650	$10,466	$11,773
Basic earnings (loss) per share	$0.94	$0.95	$0.94	$0.62	$0.82
Diluted earnings (loss) per share	$0.93	$0.94	$0.93	$0.61	$0.80
Weighted average common shares	16,056,658	16,206,978	16,652,556	16,865,167	14,384,302
Weighted average diluted common shares	16,273,231	16,413,248	16,869,152	17,141,174	14,669,312

Equity Bancshares, Inc.

PRESS RELEASE – 10/18/2022

TABLE 3. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
ASSETS
Cash and due from banks	$155,039	$103,126	$89,764	$259,131	$141,645
Federal funds sold	374	458	286	823	673
Cash and cash equivalents	155,413	103,584	90,050	259,954	142,318
Available-for-sale securities	1,198,962	1,288,180	1,352,894	1,327,442	1,157,423
Loans held for sale	1,518	1,714	1,575	4,214	4,108
Loans, net of allowance for credit losses(1)	3,208,524	3,175,208	3,194,987	3,107,262	2,633,148
Other real estate owned, net	10,412	12,969	9,897	9,523	10,267
Premises and equipment, net	100,566	101,212	103,168	104,038	90,727
Bank-owned life insurance	122,418	121,665	120,928	120,787	103,431
Federal Reserve Bank and Federal Home Loan Bank stock	24,428	21,479	19,890	17,510	14,540
Interest receivable	18,497	16,519	16,923	18,048	15,519
Goodwill	53,101	53,101	54,465	54,465	31,601
Core deposit intangibles, net	11,598	12,554	13,830	14,879	12,963
Other	94,978	93,971	100,016	99,509	47,223
Total assets	$5,000,415	$5,002,156	$5,078,623	$5,137,631	$4,263,268
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$1,217,094	$1,194,863	$1,255,793	$1,244,117	$984,436
Total non-interest-bearing deposits	1,217,094	1,194,863	1,255,793	1,244,117	984,436
Demand, savings and money market	2,335,847	2,445,545	2,511,478	2,522,289	2,092,849
Time	673,670	651,363	612,399	653,598	585,492
Total interest-bearing deposits	3,009,517	3,096,908	3,123,877	3,175,887	2,678,341
Total deposits	4,226,611	4,291,771	4,379,670	4,420,004	3,662,777
Federal funds purchased and retail repurchase agreements	47,443	52,750	48,199	56,006	39,137
Federal Home Loan Bank advances	186,001	80,000	50,000	—	—
Subordinated debt	96,263	96,135	96,010	95,885	88,030
Contractual obligations	15,562	15,813	17,307	17,692	18,771
Interest payable and other liabilities	32,729	37,572	35,422	47,413	36,804
Total liabilities	4,604,609	4,574,041	4,626,608	4,637,000	3,845,519
Commitments and contingent liabilities
Stockholders’ equity
Common stock	204	204	204	203	178
Additional paid-in capital	482,668	480,897	480,106	478,862	392,321
Retained earnings	130,114	116,576	102,632	88,324	79,226
Accumulated other comprehensive income (loss), net of tax	(120,918)	(77,426)	(50,012)	1,776	9,475
Treasury stock	(96,262)	(92,136)	(80,915)	(68,534)	(63,451)
Total stockholders’ equity	395,806	428,115	452,015	500,631	417,749
Total liabilities and stockholders’ equity	$5,000,415	$5,002,156	$5,078,623	$5,137,631	$4,263,268

(1) Allowance for credit losses	$46,499	$48,238	$47,590	$48,365	$52,763

Equity Bancshares, Inc.

PRESS RELEASE – 10/18/2022

TABLE 4. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Loans Held For Investment by Type
Commercial real estate	$1,655,646	$1,643,068	$1,552,134	$1,486,148	$1,308,707
Commercial and industrial	607,722	578,899	629,181	567,497	569,513
Residential real estate	573,431	578,936	613,928	638,087	490,633
Agricultural real estate	200,415	197,938	198,844	198,330	138,793
Agricultural	115,048	124,753	150,077	166,975	93,767
Consumer	102,761	99,852	98,413	98,590	84,498
Total loans held-for-investment	3,255,023	3,223,446	3,242,577	3,155,627	2,685,911
Allowance for credit losses	(46,499)	(48,238)	(47,590)	(48,365)	(52,763)
Net loans held for investment	$3,208,524	$3,175,208	$3,194,987	$3,107,262	$2,633,148

Asset Quality Ratios
Allowance for credit losses on loans to total loans	1.43%	1.50%	1.47%	1.53%	1.96%
Past due or nonaccrual loans to total loans	0.94%	0.78%	0.82%	1.18%	2.78%
Nonperforming assets to total assets	0.59%	0.74%	0.74%	1.28%	1.74%
Nonperforming assets to total loans plus other real estate owned	0.91%	1.14%	1.15%	2.07%	2.76%
Classified assets to bank total regulatory capital	11.03%	13.08%	17.12%	25.34%	24.25%

Selected Average Balance Sheet Data (QTD Average)
Investment securities	$1,272,414	$1,319,099	$1,397,421	$1,330,267	$1,061,178
Total gross loans receivable	3,240,998	3,216,853	3,195,787	3,181,279	2,748,202
Interest-earning assets	4,602,568	4,675,967	4,715,389	4,713,817	4,005,509
Total assets	4,988,755	5,067,686	5,108,120	5,068,278	4,275,298
Interest-bearing deposits	3,081,245	3,112,300	3,163,777	3,101,657	2,702,040
Borrowings	221,514	238,062	160,094	165,941	132,581
Total interest-bearing liabilities	3,302,759	3,350,362	3,323,871	3,267,598	2,834,621
Total deposits	4,283,855	4,340,196	4,393,879	4,342,732	3,686,169
Total liabilities	4,552,564	4,630,204	4,615,521	4,505,232	3,852,419
Total stockholders' equity	436,191	437,483	492,599	563,046	422,879
Tangible common equity*	369,746	368,505	422,418	501,860	376,544

Performance ratios
Return on average assets (ROAA) annualized	1.21%	1.21%	1.24%	0.82%	1.09%
Return on average assets before income tax and provision for loan losses*	1.49%	1.41%	1.50%	0.65%	1.50%
Return on average equity (ROAE) annualized	13.80%	13.99%	12.88%	7.37%	11.05%
Return on average equity before income tax and provision for loan losses*	16.99%	16.29%	15.52%	5.87%	15.12%
Return on average tangible common equity (ROATCE) annualized*	17.12%	17.60%	15.85%	8.97%	13.27%
Yield on loans annualized	5.09%	4.59%	4.61%	4.36%	5.43%
Cost of interest-bearing deposits annualized	0.57%	0.28%	0.22%	0.25%	0.28%
Cost of total deposits annualized	0.41%	0.20%	0.16%	0.18%	0.20%
Net interest margin annualized	3.62%	3.39%	3.38%	3.13%	3.86%
Efficiency ratio*	63.07%	64.38%	60.36%	72.25%	56.65%
Non-interest income / average assets	0.71%	0.76%	0.72%	0.72%	0.73%
Non-interest expense / average assets	2.56%	2.49%	2.34%	2.98%	2.85%

Capital Ratios
Tier 1 Leverage Ratio	9.46%	9.11%	9.07%	9.09%	9.02%
Common Equity Tier 1 Capital Ratio	12.15%	12.08%	11.81%	12.03%	12.39%
Tier 1 Risk Based Capital Ratio	12.77%	12.71%	12.43%	12.67%	12.90%

Equity Bancshares, Inc.

PRESS RELEASE – 10/18/2022

Total Risk Based Capital Ratio	15.99%	15.97%	15.66%	15.96%	16.63%
Total stockholders' equity to total assets	7.92%	8.56%	8.90%	9.74%	9.80%
Tangible common equity to tangible assets*	6.68%	7.32%	7.63%	8.48%	8.82%
Dividend payout ratio	10.78%	8.61%	8.58%	13.05%	9.96%
Book value per common share	$24.71	$26.58	$27.47	$29.87	$29.08
Tangible book value per common share*	$20.59	$22.42	$23.24	$25.65	$25.90
Tangible book value per diluted common share*	$20.33	$22.17	$22.95	$25.22	$25.42

Equity Bancshares, Inc.

PRESS RELEASE – 10/18/2022

TABLE 5. YEAR-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the nine months ended			For the nine months ended
	September 30, 2022			September 30, 2021
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$579,610	$22,994	5.30%	$752,795	$34,609	6.15%
Commercial real estate	1,236,282	45,995	4.97%	990,803	34,943	4.72%
Real estate construction	362,543	12,443	4.59%	264,344	7,195	3.64%
Residential real estate	604,218	16,336	3.61%	457,761	14,167	4.14%
Agricultural real estate	201,566	8,046	5.34%	135,795	5,203	5.12%
Agricultural	132,485	5,254	5.30%	93,680	3,432	4.90%
Consumer	101,341	3,642	4.80%	84,285	2,843	4.51%
Total loans	3,218,045	114,710	4.77%	2,779,463	102,392	4.93%
Securities
Taxable securities	1,220,045	16,767	1.84%	898,461	11,242	1.67%
Nontaxable securities	109,142	2,020	2.47%	100,495	2,096	2.79%
Total securities	1,329,187	18,787	1.89%	998,956	13,338	1.79%
Federal funds sold and other	116,997	1,327	1.52%	175,761	846	0.64%
Total interest-earning assets	$4,664,229	134,824	3.86%	$3,954,180	116,576	3.94%
Interest-bearing liabilities
Demand savings and money market deposits	$2,480,113	5,461	0.29%	$2,076,643	2,728	0.18%
Time deposits	638,692	2,847	0.60%	606,151	3,588	0.79%
Total interest-bearing deposits	3,118,805	8,308	0.36%	2,682,794	6,316	0.31%
FHLB advances	54,100	594	1.47%	16,325	155	1.27%
Other borrowings	152,682	5,123	4.49%	131,516	4,741	4.82%
Total interest-bearing liabilities	$3,325,587	14,025	0.56%	$2,830,635	11,212	0.53%

Net interest income		$120,799			$105,364
Interest rate spread			3.30%			3.41%

Net interest margin (2)			3.46%			3.56%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE – 10/18/2022

TABLE 6. QUARTER-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	September 30, 2022			September 30, 2021
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$575,149	$7,750	5.35%	$630,622	$13,646	8.59%
Commercial real estate	1,307,244	18,023	5.47%	1,009,141	12,072	4.75%
Real estate construction	360,579	4,847	5.33%	283,106	2,664	3.73%
Residential real estate	582,938	5,464	3.72%	512,135	5,073	3.93%
Agricultural real estate	200,534	2,740	5.42%	134,673	1,819	5.36%
Agricultural	113,351	1,406	4.92%	91,878	1,370	5.92%
Consumer	101,203	1,325	5.20%	86,647	937	4.29%
Total loans	3,240,998	41,555	5.09%	2,748,202	37,581	5.43%
Securities
Taxable securities	1,164,697	5,793	1.97%	966,651	3,920	1.61%
Nontaxable securities	107,717	687	2.53%	94,527	655	2.75%
Total securities	1,272,414	6,480	2.02%	1,061,178	4,575	1.71%
Federal funds sold and other	89,156	513	2.29%	196,129	290	0.59%
Total interest-earning assets	$4,602,568	48,548	4.18%	$4,005,509	42,446	4.20%
Interest-bearing liabilities
Demand savings and money market deposits	$2,425,824	3,118	0.51%	$2,082,515	862	0.16%
Time deposits	655,421	1,285	0.78%	619,525	1,019	0.65%
Total interest-bearing deposits	3,081,245	4,403	0.57%	2,702,040	1,881	0.28%
FHLB advances	71,415	409	2.27%	1,401	10	2.78%
Other borrowings	150,099	1,792	4.74%	131,180	1,580	4.78%
Total interest-bearing liabilities	$3,302,759	6,604	0.79%	$2,834,621	3,471	0.49%

Net interest income		$41,944			$38,975
Interest rate spread			3.39%			3.71%

Net interest margin (2)			3.62%			3.86%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

Equity Bancshares, Inc.

PRESS RELEASE – 10/18/2022

TABLE 7. QUARTER-OVER-QUARTER NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	September 30, 2022			June 30, 2022
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$575,149	$7,750	5.35%	$588,126	$7,483	5.10%
Commercial real estate	1,307,244	18,023	5.47%	1,210,185	14,521	4.81%
Real estate construction	360,579	4,847	5.33%	384,317	4,297	4.48%
Residential real estate	582,938	5,464	3.72%	597,680	5,206	3.49%
Agricultural real estate	200,534	2,740	5.42%	202,038	2,643	5.25%
Agricultural	113,351	1,406	4.92%	134,826	1,533	4.56%
Consumer	101,203	1,325	5.20%	99,680	1,166	4.69%
Total loans	3,240,998	41,555	5.09%	3,216,852	36,849	4.59%
Securities
Taxable securities	1,164,697	5,793	1.97%	1,210,828	5,584	1.85%
Nontaxable securities	107,717	687	2.53%	108,271	678	2.51%
Total securities	1,272,414	6,480	2.02%	1,319,099	6,262	1.90%
Federal funds sold and other	89,156	513	2.29%	140,016	513	1.47%
Total interest-earning assets	$4,602,568	48,548	4.18%	$4,675,967	43,624	3.74%
Interest-bearing liabilities
Demand savings and money market deposits	$2,425,824	3,118	0.51%	$2,481,602	1,346	0.22%
Time deposits	655,421	1,285	0.78%	630,698	837	0.53%
Total interest-bearing deposits	3,081,245	4,403	0.57%	3,112,300	2,183	0.28%
FHLB advances	71,415	409	2.27%	80,266	176	0.88%
Other borrowings	150,099	1,792	4.74%	157,796	1,699	4.32%
Total interest-bearing liabilities	$3,302,759	6,604	0.79%	$3,350,362	4,058	0.49%

Net interest income		$41,944			$39,566
Interest rate spread			3.39%			3.25%

Net interest margin (2)			3.62%			3.39%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

Equity Bancshares, Inc.

PRESS RELEASE – 10/18/2022

TABLE 8. NON-GAAP FINANCIAL MEASURES (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021

Total stockholders' equity	$395,806	$428,115	$452,015	$500,631	$417,749
Less: goodwill	53,101	53,101	54,465	54,465	31,601
Less: core deposit intangibles, net	11,598	12,554	13,830	14,879	12,963
Less: mortgage servicing rights, net	201	226	251	276	—
Less: naming rights, net	1,054	1,065	1,076	1,087	1,098
Tangible common equity	$329,852	$361,169	$382,393	$429,924	$372,087
Common shares outstanding at period end	16,017,834	16,106,818	16,454,966	16,760,115	14,365,785
Diluted common shares outstanding at period end	16,225,591	16,289,635	16,662,779	17,050,115	14,637,306
Book value per common share	$24.71	$26.58	$27.47	$29.87	$29.08
Tangible book value per common share	$20.59	$22.42	$23.24	$25.65	$25.90
Tangible book value per diluted common share	$20.33	$22.17	$22.95	$25.22	$25.42

Total assets	$5,000,415	$5,002,156	$5,078,623	$5,137,631	$4,263,268
Less: goodwill	53,101	53,101	54,465	54,465	31,601
Less: core deposit intangibles, net	11,598	12,554	13,830	14,879	12,963
Less: mortgage servicing rights, net	201	226	251	276	—
Less: naming rights, net	1,054	1,065	1,076	1,087	1,098
Tangible assets	$4,934,461	$4,935,210	$5,009,001	$5,066,924	$4,217,606
Total stockholders' equity to total assets	7.92%	8.56%	8.90%	9.74%	9.80%
Tangible common equity to tangible assets	6.68%	7.32%	7.63%	8.48%	8.82%

Total average stockholders' equity	$436,191	$437,483	$492,599	$563,046	$422,879
Less: average intangible assets	66,445	68,978	70,181	61,186	46,335
Average tangible common equity	$369,746	$368,505	$422,418	$501,860	$376,544
Net income (loss) allocable to common stockholders	$15,171	$15,259	$15,650	$10,466	$11,773
Add: amortization of intangible assets	992	1,148	1,085	1,116	1,040
Less: tax effect of intangible assets amortization	208	241	228	234	218
Adjusted net income (loss) allocable to common stockholders	$15,955	$16,166	$16,507	$11,348	$12,595
Return on total average stockholders' equity (ROAE) annualized	13.80%	13.99%	12.88%	7.37%	11.05%
Return on average tangible common equity (ROATCE) annualized	17.12%	17.60%	15.85%	8.97%	13.27%

Non-interest expense	$32,236	$31,436	$29,459	$38,089	$30,689
Less: loss on debt extinguishment	—	—	—	—	$372
Less: merger expense	115	88	323	4,562	4,015
Adjusted non-interest expense	$32,121	$31,348	$29,136	$33,527	$26,302
Net interest income	$41,944	$39,566	$39,289	$37,215	$38,975
Non-interest income	8,969	9,637	9,022	9,199	7,831
Less: net gain on acquisition and branch sales	—	540	—	—	—
Less: net gains (losses) from securities transactions	(17)	(32)	40	8	381
Adjusted non-interest income	$8,986	$9,129	$8,982	$9,191	$7,450
Net interest income plus adjusted non-interest income	$50,930	$48,695	$48,271	$46,406	$46,425
Non-interest expense to net interest income plus non-interest income	63.32%	63.89%	60.98%	82.06%	65.57%
Efficiency ratio	63.07%	64.38%	60.36%	72.25%	56.65%
Net income (loss) allocable to common stockholders	$15,171	$15,259	$15,650	$10,466	$11,773
Add: income tax provision	3,642	1,684	3,614	(16)	3,286
Add: provision (reversal) of credit losses	(136)	824	(412)	(2,125)	1,058

Equity Bancshares, Inc.

PRESS RELEASE – 10/18/2022

Pre-tax, pre-provision income	$18,677	$17,767	$18,852	$8,325	$16,117
Total average assets	$4,988,755	$5,067,687	$5,108,120	$5,068,301	$4,275,298
Total average stockholders' equity	$436,191	$437,483	$492,599	$563,023	$422,879
Return on average assets (ROAA) annualized	1.21%	1.21%	1.24%	0.82%	1.09%
Adjusted return on average assets	1.49%	1.41%	1.50%	0.65%	1.50%
Adjusted return on average equity	16.99%	16.29%	15.52%	5.87%	15.12%